Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming,	Doug Holt,
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER

NET INCOME OF $199.6 MILLION, EARNINGS PER COMMON SHARE OF $.82.

(Chicago, July 21, 2010) Northern Trust Corporation today reported second quarter net income per common share of $.82, compared with net income per common share of $.64 in the first quarter of 2010 and $.95 per common share in the second quarter of 2009. Net income was $199.6 million in the current quarter, compared with net income of $157.2 million in the first quarter and $314.2 million in the prior year’s second quarter. Return on average common equity was 12.2% in the current quarter, compared to 9.9% in the first quarter and 15.5% in the prior year’s second quarter.

Earnings per share in the prior year quarter were reduced by $.37 in connection with Northern Trust’s participation in the U.S. Department of the Treasury’s Capital Purchase Program (Capital Purchase Program). The prior year quarter also included a $130.1 million pre-tax expense reduction ($85.7 million after-tax, or $.36 per common share) in connection with Capital Support Agreements (CSAs) that had been established to support certain Northern Trust investment vehicles.

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Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “We are pleased to report $200 million in net income in the second quarter despite the low interest rate environment and prolonged economic recovery. Our client-focused businesses continue to serve both new and existing clients with distinction and with a broad range of financial solutions. As one of the best capitalized large banks in the U.S., with Tier 1 Capital and Tier 1 Common ratios of 13.7% and 13.2%, respectively, we continue to invest in our businesses in order to serve our clients now and into the future. We are confident that ongoing economic challenges will ultimately give way to a recovery, benefiting our clients, our people and our shareholders.”

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SECOND QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s second quarter net income totaled $199.6 million, or $.82 per common share. Operating earnings, which exclude a $12.7 million pre-tax benefit ($8.0 million after tax, or $.04 per common share) from the reduction of an indemnification liability related to Visa, Inc. (Visa), were $191.6 million, or $.78 per common share, for the quarter. Operating earnings is a non-GAAP financial measure. A reconciliation of operating earnings to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included on page 12.

Consolidated revenues totaled $973.8 million, down 7% from $1.05 billion in the prior year’s second quarter. Noninterest income decreased 7% to $731.4 million and represented 75% of revenues. Trust, investment and other servicing fees declined by $57.9 million, or 10%, to $543.5 million. The decrease primarily reflects reduced securities lending revenue due to a lower level of asset valuation loss recoveries, and a higher level of waived fees in money market mutual funds. Trust, investment and other servicing fees accounted for 56% of second quarter revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) decreased 19% from the year-ago quarter to $316.0 million, primarily reflecting a decline in securities lending revenue, partially offset by higher custody, fund administration and investment management fees. Custody and fund administration fees, the largest component of C&IS fees, increased 15% to $161.9 million, reflecting improved markets and new business. C&IS investment management fees for the second quarter of 2010 equaled $69.4 million, up 14% from the prior year quarter. The increase primarily reflects improved markets and new business, partially offset by waived fees in money market mutual funds due to the low level of short-term interest rates. Money market mutual fund fee waivers in C&IS totaled $2.6 million in the current quarter compared with $.3 million in the prior year quarter. Securities lending fees totaled $66.3 million compared with $172.5 million in the second quarter of last year. The current quarter includes the recovery of previously recorded unrealized asset valuation losses of approximately $37 million in a mark-to-market investment fund used in securities lending activities, as

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

compared to recoveries of approximately $129 million in the prior year quarter. Excluding the impact of asset valuation recoveries, the decrease in securities lending fees of approximately $14 million is attributable to significantly lower spreads on the investment of cash collateral, while volumes improved from the prior year quarter’s levels.

Trust, investment and other servicing fees from Personal Financial Services (PFS) totaled $227.5 million in the current quarter, increasing 8% from $210.5 million in the prior year quarter. The increase in PFS fees was primarily a result of improved markets and new business. Waived fees in money market mutual funds were $12.9 million in the current quarter compared with $3.6 million in the prior year quarter and are attributable to the low level of short-term interest rates.

Assets Under Custody ($ in Billions)	June 30, 2010	March 31, 2010	June 30, 2009	% Change 2Q10/ 1Q10	% Change 2Q10/ 2Q09
Corporate & Institutional	$3,224.3	$3,373.5	$2,908.3	(4)%	11%
Personal	327.6	340.7	300.2	(4)	9
Total Assets Under Custody	$3,551.9	$3,714.2	$3,208.5	(4)%	11%

Assets Under Management ($ in Billions)	June 30, 2010	March 31, 2010	June 30, 2009	% Change 2Q10/ 1Q10	% Change 2Q10/ 2Q09
Corporate & Institutional	$461.5	$498.2	$422.1	(7)%	9%
Personal	141.5	149.1	136.8	(5)	3
Total Assets Under Management	$603.0	$647.3	$558.9	(7)%	8%

C&IS assets under custody totaled $3.2 trillion, up 11% from a year ago, and included $1.8 trillion of global custody assets, 15% higher than a year ago. C&IS assets under management totaled $461.5 billion, up 9% from a year ago, and included $110.1 billion of securities lending related collateral, a 9% increase from the prior year quarter.

Foreign exchange trading income totaled $115.4 million compared with $134.3 million in the prior year quarter. The 14% decrease reflects reduced levels of market volatility as compared to last year’s second quarter, partially offset by increased volume in the current quarter.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Other operating income equaled $37.4 million, up $9.2 million, or 33%, compared with $28.2 million in the same period last year. The prior year quarter was impacted by adverse mark-to-market adjustments of $4.8 million recorded on certain credit default swap contracts with outside counterparties used to mitigate credit risk associated with specific commercial credits. The current quarter reflects increases in commercial loan-related and banking services fee revenues totaling $3.4 million.

Net investment security losses totaled $.1 million in the current quarter. Net investment security losses in the prior year quarter totaled $17.5 million and included an $18.0 million pre-tax charge for the credit-related other-than-temporary impairment of residential mortgage backed securities.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $242.4 million, down 7% from $260.1 million in the prior year quarter. The decrease reflects the continued impact of the current low interest rate environment. The net interest margin was 1.47% for the current quarter, down from 1.59% in the prior year quarter. Average earning assets of $66.1 billion were 1% higher than a year ago, due to higher average securities balances, partially offset by decreases in average loans and leases.

The provision for credit losses was $50.0 million in the current quarter and net charge-offs totaled $38.3 million. This compares to a provision of $60.0 million and net charge-offs of $44.7 million recorded in the prior year quarter. The current quarter provision and charge-offs reflect the prolonged weakness in the broader economic environment.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

The table below provides information regarding nonperforming assets, the reserve for credit losses, and associated ratios.

($ In Millions)	June 30, 2010		March 31, 2010		June 30, 2009
Nonperforming Assets
Nonperforming Loans	$345.5		$319.5		$227.9
Other Real Estate Owned	44.3		45.7		5.9
Total Nonperforming Assets	389.8		365.2		233.8

Reserve for Credit Losses
Reserve for Credit Losses Assigned to:
Loans and Leases	326.7		320.5		297.3
Unfunded Loan Commitments and Standby Letters of Credit	34.9		29.5		21.8
Total Reserve for Credit Losses	$361.6		$350.0		$319.1

Ratios
Reserve for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	1.15%		1.15%		1.02%
Nonperforming Loans to Total Loans and Leases	1.21%		1.14%		.79%
Assigned Reserves to Nonperforming Loans Coverage	1.0	x	1.0	x	1.3	x

Noninterest expenses totaled $614.4 million for the current quarter, up $111.7 million, or 22%, from $502.7 million in the prior year quarter. The current quarter included a $12.7 million benefit from a reduction of a Visa indemnification liability. The prior year quarter included a $130.1 million expense reduction in connection with CSAs that had been established to support certain Northern Trust investment vehicles and a $20.2 million Federal Deposit Insurance Corporation (FDIC) insurance premium special assessment. Excluding these current and prior period items, noninterest expenses in the current quarter increased by $14.5 million, or 2%.

Compensation and employee benefit expenses, the largest component of noninterest expenses, decreased $12.8 million, or 4%, to $337.0 million. The primary driver of the decrease was a reduction in salaries and benefits reflecting lower average salaries and employee benefit expense per full-time staff equivalent basis. Staff on a full-time equivalent basis at June 30, 2010 totaled approximately 12,600, up 2% from a year ago.

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SECOND QUARTER PERFORMANCE HIGHLIGHTS (continued)

Expenses associated with outside services totaled $114.6 million, up $12.5 million, or 12%, from $102.1 million last year due to higher expenses associated with investment manager sub-advisory fees and technical services.

Equipment and software expense totaled $69.8 million, up 14% from $61.2 million in the prior year quarter. The increase primarily reflects higher levels of depreciation expense from additional investments in capital assets. Net occupancy expense equaled $41.9 million, up 4% from $40.4 million in the prior year quarter.

Other operating expenses totaled $63.8 million as compared to a negative expense of $50.8 million in the prior year quarter. The prior year quarter included the $130.1 million expense reduction in connection with CSAs, offset by the $20.2 million special assessment for FDIC insurance premiums.

Income tax expense of $100.2 million was recorded in the current quarter resulting in an effective tax rate of 33.4%. The prior year quarter provision for income taxes was $158.3 million, representing an effective tax rate of 33.5%.

SECOND QUARTER PERFORMANCE VS. FIRST QUARTER

Net income per common share in the second quarter of 2010 was $.82 as compared to $.64 per common share in the first quarter of 2010. Net income for the current quarter was $199.6 million compared to $157.2 million in the prior quarter. Operating earnings, which exclude the Visa related pre-tax benefit of $12.7 million, were $191.6 million, or $.78 per common share, for the current quarter.

Consolidated revenues increased 7%, or $66.2 million, to $973.8 million from the first quarter of 2010. Trust, investment and other servicing fees were higher by $28.4 million, or 6%, in the second quarter.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

C&IS trust, investment and other servicing fees were up $18.7 million, or 6%. The increase in C&IS fees reflects higher securities lending revenue, which totaled $66.3 million in the current quarter compared with $55.6 million in the first quarter of 2010. The current quarter securities lending revenue includes the recovery of previously recorded unrealized asset valuation losses of approximately $37 million relating to a mark-to-market investment fund used in our securities lending activities compared to recoveries of approximately $38 million in the first quarter of 2010. Custody and fund administration fees increased $2.7 million to $161.9 million from the first quarter’s $159.2 million. C&IS investment management fees in the current quarter increased 9% to $69.4 million from $63.7 million in the prior quarter, reflecting improved markets. Waived fees in money market mutual funds due to the low level of short-term interest rates were $2.6 million in the current quarter compared with $4.2 million in the prior quarter.

PFS trust, investment and other servicing fees were higher by $9.7 million, or 4%. The increase in PFS fees primarily reflects improved markets and new business. Waived fees in money market mutual funds were $12.9 million in the second quarter compared with $16.0 million in the prior quarter and are attributable to the low level of short-term interest rates.

Foreign exchange trading income increased $35.7 million, or 45%, to $115.4 million, reflecting improved currency volatility and volumes when compared to the first quarter. Net interest income on a taxable equivalent basis in the current quarter increased $2.3 million, or 1%, to $242.4 million as compared with $240.1 million in the first quarter. The current quarter net interest margin of 1.47%, up slightly from 1.44% in the first quarter, continues to be impacted by the low interest rate environment.

Other operating income of $37.4 million for the current quarter was down 4% from $39.0 million in the prior quarter.

The provision for credit losses totaled $50.0 million in the current quarter and net charge-offs totaled $38.3 million. This compares to a provision of $40.0 million and net charge-offs of $30.6 million in the first quarter of 2010.

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SECOND QUARTER PERFORMANCE VS. FIRST QUARTER (continued)

Noninterest expenses totaled $614.4 million in the second quarter, a decrease of $5.3 million from the first quarter’s $619.7 million. The current quarter includes the $12.7 million Visa related indemnification benefit.

Compensation and employee benefit expenses totaled $337.0 million, down slightly from $337.8 million in the prior quarter.

Outside services totaled $114.6 million, an increase of 8% compared to $105.6 million in the first quarter of 2010, reflecting higher costs associated with sub-custodian fees, legal and technical services.

Equipment and software expenses totaled $69.8 million, up 5%, or $3.2 million, from $66.6 million in the prior quarter due to higher levels of depreciation expense. Net occupancy expense equaled $41.9 million, down 2% from $42.7 million in the prior quarter. Other operating expenses totaled $63.8 million, a decrease of $3.2 million, or 5%, from $67.0 million in the first quarter, reflecting decreased business promotion and advertising expenses.

Total income tax expense was $100.2 million for the current quarter, representing an effective rate of 33.4%. Income tax expense was $81.0 million in the prior quarter, representing an effective tax rate of 34.0%.

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BALANCE SHEET

Assets averaged $74.3 billion for the current quarter, up 1% from last year’s second quarter average of $73.8 billion. Earning assets averaged $66.1 billion, also up 1% from the prior year quarter. Loans and leases averaged $27.6 billion, a 5% decrease from $29.0 billion in the prior year quarter. Average money market assets equaled $19.2 billion, up slightly from the prior year period’s average. Average investment securities increased 11% to $19.4 billion in the current quarter as compared to $17.5 billion in the prior year quarter.

Residential mortgages averaged $10.9 billion in the quarter, up 2% from the prior year’s second quarter, and represented 39% of the total average loan and lease portfolio. Commercial loans averaged $6.3 billion, down 19% from $7.7 billion last year, while personal loans averaged $4.9 billion, up 5% from last year’s second quarter.

Total stockholders’ equity averaged $6.5 billion, down 8% from the prior year’s second quarter average of $7.1 billion. The prior year average included the issuance of the preferred stock and related warrant under the Capital Purchase Program, which were repurchased in June and August of 2009, respectively.

Northern Trust’s risk-based capital ratios remained strong at June 30, 2010, with the Corporation’s tier 1 capital ratio of 13.7%, total risk-based capital ratio of 15.9%, and leverage ratio of 9.2% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at June 30, 2010 that were above the levels required for classification as a “well capitalized” institution.

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 13.2% at June 30, 2010, 12.8% at March 31, 2010, and 12.1% at June 30, 2009. The following table provides a reconciliation of tier 1 common equity to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

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BALANCE SHEET (continued)

(In Millions)	June 30, 2010	March 31, 2010	June 30, 2009
Tier 1 Capital	$6,806.2	$6,630.9	$6,314.7
Less: Preferred Stock	—	—	—
Floating Rate Capital Securities	268.5	268.5	268.4
Tier 1 Common Equity	$6,537.7	$6,362.4	$6,046.3
Ratios
Tier 1 Capital	13.7%	13.4%	12.6%
Tier 1 Common Equity Ratio	13.2%	12.8%	12.1%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that the Corporation and investors use to assess capital adequacy.

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RECONCILIATIONS OF OPERATING EARNINGS TO REPORTED EARNINGS

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes the current quarter Visa related indemnification benefit, to reported earnings prepared in accordance with GAAP. Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with GAAP in order to provide a clearer indication of the results and trends in Northern Trust’s core businesses.

	Second Quarter 2010		First Quarter 2010		Second Quarter 2009
($ In Millions Except Per Common Share Data)	Amount	Per Common Share	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$199.6	$.82	$157.2	$.64	$314.2	$.95
Visa Indemnification Benefit (net of tax effect of $4.7)	(8.0)	(.04)	—	—	—	—
Operating Earnings	$191.6	$.78	$157.2	$.64	$314.2	$.95

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, capital adequacy, dividend policy, expansion and business development plans, risk management policies, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2009 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s second quarter earnings conference call will be webcast live on July 21, 2010. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CT on July 21, 2010 through 5:00 p.m. CT on July 28, 2010. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION	Page 1

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SECOND QUARTER
	2010	2009	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$543.5	$601.4	(10	) %
Foreign Exchange Trading Income	115.4	134.3	(14)
Treasury Management Fees	19.9	21.8	(9)
Security Commissions & Trading Income	15.3	16.8	(9)
Other Operating Income	37.4	28.2	33
Investment Security Gains (Losses), net	(0.1)	(17.5)	100

Total Noninterest Income	731.4	785.0	(7)

Interest Income (Taxable Equivalent)	327.5	364.6	(10)
Interest Expense	85.1	104.5	(19)

Net Interest Income (Taxable Equivalent)	242.4	260.1	(7)

Total Revenue (Taxable Equivalent)	973.8	1,045.1	(7)

Noninterest Expenses
Compensation	278.2	288.1	(3)
Employee Benefits	58.8	61.7	(5)
Outside Services	114.6	102.1	12
Equipment and Software Expense	69.8	61.2	14
Occupancy Expense	41.9	40.4	4
Visa Indemnification Charges	(12.7)	—	N/M
Other Operating Expenses	63.8	(50.8)	226

Total Noninterest Expenses	614.4	502.7	22

Provision for Credit Losses	50.0	60.0	(17)
Taxable Equivalent Adjustment	9.6	9.9	(4)

Income before Income Taxes	299.8	472.5	(37)
Provision for Income Taxes	100.2	158.3	(37)

NET INCOME	$199.6	$314.2	(36	) %

Net Income Applicable to Common Stock	$199.6	$226.1	(12	) %

Per Common Share
Net Income
Basic	$0.82	$0.95	(14	) %
Diluted	0.82	0.95	(14)

Average Common Equity	$6,546.6	$5,856.9	12%
Return on Average Common Equity	12.23%	15.48%
Return on Average Assets	1.08%	1.71%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	—	88.1	N/M

Average Common Shares Outstanding (000s)
Basic	242,046	235,455
Diluted	242,597	236,346
Common Shares Outstanding (EOP)	242,091	241,403

(N/M) Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	SECOND	FIRST
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2010	2010	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$543.5	$515.1	6%
Foreign Exchange Trading Income	115.4	79.7	45
Treasury Management Fees	19.9	20.1	(1)
Security Commissions & Trading Income	15.3	13.3	15
Other Operating Income	37.4	39.0	(4)
Investment Security Gains (Losses), net	(0.1)	0.3	(120)

Total Noninterest Income	731.4	667.5	10

Interest Income (Taxable Equivalent)	327.5	324.0	1
Interest Expense	85.1	83.9	1

Net Interest Income (Taxable Equivalent)	242.4	240.1	1

Total Revenue (Taxable Equivalent)	973.8	907.6	7

Noninterest Expenses
Compensation	278.2	274.7	1
Employee Benefits	58.8	63.1	(7)
Outside Services	114.6	105.6	8
Equipment and Software Expense	69.8	66.6	5
Occupancy Expense	41.9	42.7	(2)
Visa Indemnification Charges	(12.7)	—	N/M
Other Operating Expenses	63.8	67.0	(5)

Total Noninterest Expenses	614.4	619.7	(1)

Provision for Credit Losses	50.0	40.0	25
Taxable Equivalent Adjustment	9.6	9.7	(1)

Income before Income Taxes	299.8	238.2	26
Provision for Income Taxes	100.2	81.0	24

NET INCOME	$199.6	$157.2	27%

Per Common Share
Net Income
Basic	$0.82	$0.65	26%
Diluted	0.82	0.64	28

Average Common Equity	$6,546.6	$6,454.6	1%
Return on Average Common Equity	12.23%	9.88%
Return on Average Assets	1.08%	0.85%

Common Dividend Declared per Share	$0.28	$0.28	—%

Average Common Shares Outstanding (000s)
Basic	242,046	241,724
Diluted	242,597	242,513
Common Shares Outstanding (EOP)	242,091	241,850

NORTHERN TRUST CORPORATION	Page 3

(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2010	2009	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$1,058.6	$1,012.1	5%
Foreign Exchange Trading Income	195.1	265.4	(27)
Treasury Management Fees	40.0	42.2	(5)
Security Commissions & Trading Income	28.6	33.6	(15)
Other Operating Income	76.4	65.3	17
Investment Security Gains (Losses), net	0.2	(17.1)	101

Total Noninterest Income	1,398.9	1,401.5	N/M

Interest Income (Taxable Equivalent)	651.5	769.0	(15)
Interest Expense	169.0	221.2	(24)

Net Interest Income (Taxable Equivalent)	482.5	547.8	(12)

Total Revenue (Taxable Equivalent)	1,881.4	1,949.3	(3)

Noninterest Expenses
Compensation	552.9	546.4	1
Employee Benefits	121.9	127.5	(4)
Outside Services	220.2	197.8	11
Equipment and Software Expense	136.4	122.9	11
Occupancy Expense	84.6	82.2	3
Visa Indemnification Charges	(12.7)	—	N/M
Other Operating Expenses	130.8	19.4	574

Total Noninterest Expenses	1,234.1	1,096.2	13

Provision for Credit Losses	90.0	115.0	(22)
Taxable Equivalent Adjustment	19.3	20.5	(6)

Income before Income Taxes	538.0	717.6	(25)
Provision for Income Taxes	181.2	241.6	(25)

NET INCOME	$356.8	$476.0	(25	) %

Net Income Applicable to Common Stock	$356.8	$364.9	(2	) %

Per Common Share
Net Income
Basic	$1.46	$1.58	(8	) %
Diluted	1.46	1.57	(7)

Average Common Equity	$6,500.8	5,516.8	18%
Return on Average Common Equity	11.07%	13.34%
Return on Average Assets	0.96%	1.27%

Common Dividends Declared per Share	$0.56	$0.56	—
Preferred Dividends and Related Adjustments	—	$111.1	N/M	%

Average Common Shares Outstanding (000s)
Basic	241,886	229,440
Diluted	242,556	230,407
Common Shares Outstanding (EOP)	242,091	241,403

NORTHERN TRUST CORPORATION	Page 4

(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	JUNE 30
	2010	2009	% Change (*)
Assets
Money Market Assets	$23,326.4	$20,113.7	16%
Securities
U.S. Government	154.6	40.8	279
Government Sponsored Agency and Other	18,925.1	16,658.4	14
Municipal	728.8	811.0	(10)
Trading Account	11.6	4.7	147

Total Securities	19,820.1	17,514.9	13
Loans and Leases	28,404.8	29,027.1	(2)

Total Earning Assets	71,551.3	66,655.7	7
Reserve for Credit Losses Assigned to Loans & Leases	(326.7)	(297.3)	10
Cash and Due from Banks	3,524.2	2,531.3	39
Client Security Settlement Receivables	861.7	1,162.8	(26)
Buildings and Equipment, net	529.5	548.1	(3)
Other Nonearning Assets	3,908.9	4,444.6	(12)

Total Assets	$80,048.9	$75,045.2	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$17,060.5	$15,463.8	10%
Non-U.S. Offices - Interest-Bearing	31,827.5	27,259.2	17

Total Interest-Bearing Deposits	48,888.0	42,723.0	14
Short-Term Borrowings	7,077.1	7,083.7	N/M
Senior Notes and Long-Term Debt	5,005.3	4,964.3	1

Total Interest-Related Funds	60,970.4	54,771.0	11
Demand & Other Noninterest-Bearing Deposits	9,064.1	10,857.6	(17)
Other Liabilities	3,394.8	3,287.9	3

Total Liabilities	73,429.3	68,916.5	7
Total Equity	6,619.6	6,128.7	8

Total Liabilities and Stockholders’ Equity	$80,048.9	$75,045.2	7%

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	JUNE 30	MARCH 31
	2010	2010	% Change (*)
Assets
Money Market Assets	$23,326.4	$22,982.5	1%
Securities
U.S. Government	154.6	59.0	162
Government Sponsored Agency and Other	18,925.1	17,061.7	11
Municipal	728.8	746.1	(2)
Trading Account	11.6	9.8	19

Total Securities	19,820.1	17,876.6	11
Loans and Leases	28,404.8	27,962.0	2

Total Earning Assets	71,551.3	68,821.1	4
Reserve for Credit Losses Assigned to Loans & Leases	(326.7)	(320.5)	2
Cash and Due from Banks	3,524.2	2,651.7	33
Client Security Settlement Receivables	861.7	970.6	(11)
Buildings and Equipment, net	529.5	540.5	(2)
Other Nonearning Assets	3,908.9	3,655.2	7

Total Assets	$80,048.9	$76,318.6	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$17,060.5	$17,123.4	N/M %
Non-U.S. Offices - Interest-Bearing	31,827.5	29,125.7	9

Total Interest-Bearing Deposits	48,888.0	46,249.1	6
Short-Term Borrowings	7,077.1	5,455.0	30
Senior Notes and Long-Term Debt	5,005.3	4,397.2	14

Total Interest-Related Funds	60,970.4	56,101.3	9
Demand & Other Noninterest-Bearing Deposits	9,064.1	11,186.1	(19)
Other Liabilities	3,394.8	2,584.1	31

Total Liabilities	73,429.3	69,871.5	5
Total Equity	6,619.6	6,447.1	3

Total Liabilities and Stockholders’ Equity	$80,048.9	$76,318.6	5%

NORTHERN TRUST CORPORATION	Page 6

(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	SECOND QUARTER
	2010	2009	% Change (*)
Assets
Money Market Assets	$19,182.7	$19,083.1	1%
Securities
U.S. Government	81.7	23.5	248
Government Sponsored Agency and Other	18,540.0	16,661.0	11
Municipal	732.3	822.3	(11)
Trading Account	15.8	8.5	86

Total Securities	19,369.8	17,515.3	11
Loans and Leases	27,569.1	29,049.1	(5)

Total Earning Assets	66,121.6	65,647.5	1
Reserve for Credit Losses Assigned to Loans & Leases	(311.0)	(274.5)	13
Nonearning Assets	8,475.2	8,424.0	1

Total Assets	$74,285.8	$73,797.0	1%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings & Other Time	$17,313.6	$15,026.0	15%
Non-U.S. Offices - Interest-Bearing	28,473.4	26,123.0	9

Total Interest-Bearing Deposits	45,787.0	41,149.0	11
Short-Term Borrowings	6,123.6	5,353.3	14
Senior Notes and Long-Term Debt	4,614.1	4,801.5	(4)

Total Interest-Related Funds	56,524.7	51,303.8	10
Demand & Other Noninterest-Bearing Deposits	8,135.6	11,996.7	(32)
Other Liabilities	3,078.9	3,365.3	(9)

Total Liabilities	67,739.2	66,665.8	2
Total Equity	6,546.6	7,131.2	(8)

Total Liabilities and Stockholders’ Equity	$74,285.8	$73,797.0	1%

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA ($ In Millions Except Per Share Data)	2010		2009
	Quarters		Quarters
	Second	First	Fourth	Third	Second

Net Income Summary
Trust, Investment and Other Servicing Fees	$543.5	$515.1	$548.6	$523.1	$601.4
Other Noninterest Income	187.9	152.4	157.6	156.3	183.6
Net Interest Income (Taxable Equivalent)	242.4	240.1	244.0	248.2	260.1

Total Revenue (Taxable Equivalent)	973.8	907.6	950.2	927.6	1,045.1
Provision for Credit Losses	50.0	40.0	40.0	60.0	60.0
Noninterest Expenses	614.4	619.7	621.3	599.2	502.7

Pretax Income (Taxable Equivalent)	309.4	247.9	288.9	268.4	482.4
Taxable Equivalent Adjustment	9.6	9.7	9.8	9.9	9.9
Provision for Income Taxes	100.2	81.0	78.8	70.6	158.3

Net Income	$199.6	$157.2	$200.3	$187.9	$314.2

Net Income Applicable to Common Stock	$199.6	$157.2	$200.3	$187.9	$226.1

Per Common Share
Net Income - Basic	$0.82	$0.65	$0.82	$0.77	$0.95
- Diluted	0.82	0.64	0.82	0.77	0.95
Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	27.34	26.66	26.12	25.77	25.39
Market Value (EOP)	46.70	55.26	52.40	58.16	53.68

Ratios
Return on Average Common Equity	12.23%	9.88%	12.51%	11.91%	15.48%
Return on Average Assets	1.08	0.85	1.06	1.05	1.71
Net Interest Margin	1.47	1.44	1.43	1.54	1.59

Risk-based Capital Ratios
Tier 1	13.7%	13.4%	13.4%	13.3%	12.6%
Total (Tier 1 + Tier 2)	15.9	15.5	15.8	15.7	15.0
Leverage	9.2	8.9	8.8	9.0	8.6
Tier 1 Common Equity (non-GAAP)	13.2	12.8	12.8	12.7	12.1

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,224.3	$3,373.5	$3,325.9	$3,233.0	$2,908.3
Personal	327.6	340.7	331.1	321.9	300.2

Total Assets Under Custody	$3,551.9	$3,714.2	$3,657.0	$3,554.9	$3,208.5

Managed Assets	$603.0	$647.3	$627.2	$610.5	$558.9

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$345.5	$319.5	$278.5	$292.3	$227.9
Other Real Estate Owned (OREO)	44.3	45.7	29.6	9.2	5.9

Total Nonperforming Assets	$389.8	$365.2	$308.1	$301.5	$233.8

Nonperforming Assets / Loans & OREO	1.37%	1.30%	1.11%	1.07%	0.81%

Gross Charge-offs	$40.3	$32.7	$35.0	$46.9	$45.0
Less: Gross Recoveries	2.0	2.1	2.7	0.8	0.3

Net Charge-offs (Recoveries)	$38.3	$30.6	$32.3	$46.1	$44.7

Net Charge-offs (Annualized) to Average Loans	0.56%	0.45%	0.46%	0.65%	0.62%
Reserve for Credit Losses Assigned to Loans	$326.7	$320.5	$309.2	$307.8	$297.3
Reserve to Nonaccrual Loans	95%	100%	111%	105%	130%
Reserve for Other Credit-Related Exposures	$34.9	$29.5	$31.4	$25.2	$21.8